 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2018

THEMAVEN, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Fourth Avenue, Suite 200 Seattle, WA	98101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  775-600-2765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into Material Definitive Agreements.

In a series of financing transactions involving the sale of debentures and notes (as further described below) to institutions and executive officers, TheMaven, Inc. (the “Company”) has raised gross proceeds of approximately $6,500,000. Of that amount, Mr. James Heckman, the chief executive officer of the Company, participated in the debenture offering and advanced other funds to the Company in an aggregate amount of $1,773,000.

The proceeds of the transactions were used to satisfy the Company’s $5,000,000 initial payment obligation under the previously disclosed Amendment to its Merger Agreement with HubPages, Inc. (“HubPages”) and working capital. Pursuant to that merger agreement, the Company owes an additional final payment of $5,600,000 to HubPages’ stockholders, which is due on or before August 31, 2018.

The financing transactions are described below.

Sale of $4,775,000 Principal Amount of Debentures

On June 15, 2018 the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with four accredited investors, including two executives of the Company, to purchase an aggregate of $4,775,000 in principal amount of the Company’s 10% Senior Convertible Debenture, due on June 30, 2019 (the “Debentures”). The Debentures are convertible into an aggregate of 3,698,110 shares of common stock of the Company (“Common Stock”) based on a conversion price of $1.2912 per share. The Debentures bear interest at the rate of 10% per annum, payable in cash semi-annually on December 31 and June 30, beginning on December 31, 2018. Upon the occurrence of certain events, the holders of the Debentures also will be entitled to receive an additional payment, if necessary, to provide the holders with a 20% annual internal rate of return on their investment, as further described in the Debenture.

At any time after the later of (i) March 31, 2019 and (ii) the date that the VWAP (as that term is defined in the Debenture) for any 20 trading days (out of 30 consecutive trading days) is 120% or more of the then conversion price, the Company has the option to redeem some or all of the outstanding principal amount of the Debentures for an amount equal to the principal amount (plus accrued but unpaid interest thereon) being redeemed plus any other amounts due under the Debentures. Otherwise, the Company may not prepay any portion of the principal amount of a Debenture without the prior written consent of the holders of the Debentures.

If the Company undertakes subsequent financings for gross proceeds of at least $20 million (a “Qualified Offering”), the Company has the option to cause the holders to convert their Debentures at a conversion price equal to the lesser of (i) the then conversion price and (ii) the price per share paid for in the Qualified Offering.

As long as any portion of the Debentures remain outstanding, unless Investors holding at least 51% in principal amount of the then outstanding Debentures otherwise agree, the Company shall not, among other things enter into, incur, assume or guarantee any indebtedness, except for certain permitted indebtedness, as set forth in the Debenture.

Additionally, pursuant to a Registration Rights Agreement (“Registration Rights Agreement”) entered into in connection with the Purchase Agreement, the Company agreed to register the shares issuable upon conversion of the Debentures for resale by the holders of the Debentures. The Company has committed to file the registration statement by no later than 45 days after June 15, 2018 and to cause the registration statement to become effective by no later than 120 days after June 15, 2018 (or, in the event of a full review by the staff of the Securities and Exchange Commission, 150 days following June 15, 2018). The Registration Rights Agreement provides for liquidated damages upon the occurrence of certain events up to a maximum amount of 6% of the aggregate amount invested by such holder of the Debentures pursuant to the Purchase Agreement.

Further Advance under L2 Note.

Under the terms of the previously announced Securities Purchase Agreement between the Company and L2 Capital, LLC (“L2”), dated as of June 6, 2018 (the “L2 SPA”), as a result of the closing of the Debenture offering on June 15, 2018, L2 no longer has the right to invest in the Company under the L2 SPA. Prior to the closing of the Debenture offering, L2 advanced a further $500,000 under its previously issued promissory note (“L2 Note”), which is now in the aggregate principal amount of $1,126,111, and resulted in total gross proceeds to the Company of $1,000,000. In addition the previously issued warrant held by L2 for 216,120 shares was increased to provide for the right to purchase an aggregate of 430,000 shares of common stock.

Advance of $773,000 in the aggregate of Notes.

On several occasions during the end of May and early part of June 2018, James Heckman, the CEO of the Company, advanced to the Company approximately $773,000 under promissory notes issued by the Company (together the “Notes”). The Notes are in addition to the purchase of $1,000,000 of Debentures by Mr. Heckman.

Modification Agreement.

On June 15, 2018, the Company modified two securities purchase agreements dated January 4, 2018 and March 30, 2018, to eliminate a make-whole provision under which the Company was committed to issue up to 1,750,000 shares of the Company’s common stock in certain circumstances. The modification has removed the prior uncertainty of the Company obligation under these agreements. In exchange for the modification, the Company issued to Strome Mezzanine Fund LP a common stock purchase warrant (“Warrant”) to purchase up to 1,500,000 shares of common stock. The Warrant is exercisable for a period of five years at an exercise price of $1.19 per share. The shares underlying the Warrant are entitled to registration rights under a registration rights agreement dated March 30, 2018. If the underlying shares are registered, the Warrant is exercisable only for cash, and if they are not registered, the Warrant may be exercised on a cashless basis. The Fund was granted observer rights on the Company’s Board of Directors.

The foregoing is only a brief description of the respective material terms of the Purchase Agreement, the Debentures, the Registration Rights Agreement and the Warrant and is qualified in its entirety by reference to the Purchase Agreement, the form of Debenture, the Registration Rights Agreement and the Warrant that are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 — Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 is incorporated herein by reference to the extent required.

The offer and sale of the Debentures (including the underlying shares), the Note and the issuance of the Warrant (including the underlying shares) (collectively, the “Securities”), have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Securities were sold in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The Securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws.

Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated June 15, 2018, between TheMaven, Inc. and each purchaser a party thereto

10.2	Form of Debenture

10.3	Registration Rights Agreement, dated June 15, 2018, between TheMaven, Inc. and each purchaser a party thereto

10.4	Common Stock Purchase Warrant, issued on June 15, 2018 by TheMaven, Inc. to Strome Mezzanine Fund LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: June 21, 2018	By:	/s/ James C. Heckman
Name: James C. Heckman Title: Chief Executive Officer